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                                                                    Exhibit 2(8)

                             SHARE OPTION AGREEMENT


THIS AGREEMENT made as of the 19th day of May, 1998.

BETWEEN:

                  THE LIVERPOOL LIMITED PARTNERSHIP, A BERMUDA LIMITED PARTNERSHIP AND WESTGATE INTERNATIONAL, L.P., A CAYMAN LIMITED PARTNERSHIP

                  (herein respectively referred to "Liverpool" and "Westgate" or collectively as the "Optionor")

                                     - and -

                  RED REED LIMITED, A BODY CORPORATE GOVERNED BY THE LAWS OF THE BRITISH VIRGIN ISLANDS

                  (herein referred to as the "Optionee")

WHEREAS the Optionor holds common shares of the share capital of the Corporation (as hereinafter defined) and the Optionor wishes to grant the Optionee an option to purchase 5,000,000 of the said common shares.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants hereinafter set forth, and for other valuable consideration, the parties hereto have agreed as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

1.01    In this Agreement the following terms shall have the following meanings:

         i. "Agreement" means this agreement made as of the date first written above, among the Optionor and the Optionee, and the expressions "above", "below", "herein", "hereof" and similar expressions refer to this Agreement.

         ii. "Corporation" means Xenotech Inc. and any successor or continuing corporation resulting from any form of corporate reorganization.

         iii. "Covered Shares" means those Shares of the Corporation, as defined in the Registration Rights Agreement.

         iv. "First Expiration Date" means May 19, 2001, or such earlier date as may be determined pursuant to Article 2.02.


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         v.    "Option Shares" means the Shares the Optionee is entitled to purchase under the Share Option.

         vi. "Registration Rights Agreement" means the Registration Rights Agreement entered into as of May 19, 1998, between Xenotech, Liverpool and Westgate.

         vii.  "SEC" means the U.S. Securities and Exchange Commission.

         viii. "Second Expiration Date" means May 19, 2002, or such earlier date as may be determined pursuant to Article 2.04.

         ix. "Share Option" means an option to purchase the 5,000,000 Shares held by the Optionor pursuant to this Agreement and includes any portion of that option.

         x. "Shares" means the common shares of the share capital of the Corporation.

1.02 In this Agreement, the masculine gender shall include the feminine gender and the singular shall include the plural and vice versa wherever the context requires.

1.03     All dollar amounts stated herein are in Canadian currency.


                                   ARTICLE TWO
                                  SHARE OPTION

2.01 The Optionor hereby grants to the Optionee subject to the terms and conditions hereinafter set out, an irrevocable option to purchase 2,500,000 of the Option Shares, at any time or from time to time on or before the First Expiration Date upon payment of One Dollar and Twenty Cents ($1.20) per Share.

2.02 In the event that (a) the Shares trade on The Alberta Stock Exchange, or such other exchange as the Corporation may have listed the Shares for trading, at a price of $2.40 or greater for a period of twenty (20) consecutive trading days, and (b) the Optionee receives notice of this fact from the Optionor within ten (10) days of the twentieth (20th) trading day, the First Expiration date shall be deemed to be the date being thirty (30) days from the date of receipt of the notice by the Optionee.

2.03 The Option hereby grants to the Optionee subject to the terms and conditions hereinafter set out, an irrevocable option to purchase 2,500,000 of the Option Shares, at any time or from time to time on or before the Second Expiration Date upon payment of One Dollar and Eighty Cents ($1.80) per Share.

2.04 In the event that (a) the Shares trade on The Alberta Stock Exchange, or such other exchange as the Corporation may have listed the Shares for trading, at a price of $3.60 or greater for a period of twenty (20) consecutive trading days, and (b) the Optionee receives notice of this fact from the Optionor within ten (10) days of the twentieth (20th) trading day, the Second


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Expiration date shall be deemed to be the date being thirty (30) days from the date of receipt of the notice by the Optionee.


2.05 Each of Westgate and Liverpool hereby agree to tender an aggregate of the number of the Shares purchased by the Optionee pursuant to Article 4 of this Agreement.

2.06 At 4:30 p.m. Calgary time, on the First or Second Expiration Date, as the case may be, that portion of the Share Option shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Option Shares in respect of which the Share Option hereby granted has not then been exercised.

2.07 The Share Option granted pursuant to Article 2.01 above may only be exercised by the Optionee in the event that (a) the Common Shares of the Corporation are listed and trading on the NASDAQ National Market or the NASDAQ Small Cap Market; (b) the Common Shares of the Corporation are registered under the US Securities Exchange Act of 1934, as amended; and (c) the Covered Shares are "US Registered" (as defined in section 3(a) of the Registration Rights Agreement).


                                  ARTICLE THREE
                                 MATERIAL CHANGE

3.01 In the event that, prior to the Expiration Date or exercise in full of the Share Option, the outstanding share capital of the Corporation shall be subdivided or consolidated into a greater or lesser number of Shares, or, in the event of the payment of a stock dividend by the Corporation, or in the event that all of the shareholders of the Corporation are granted the right to purchase additional common shares of the share capital of the Corporation, the number and exercise price of Option Shares remaining subject to the Share Option hereunder shall be increased or reduced accordingly, as the case may be.

3.02 If, prior to the Expiration Date or exercise in full of the Share Option granted hereby, the Corporation shall, at any time arrange with or merge into another corporation, the Optionee will thereafter receive, upon the exercise of the Share Option, the securities or properties to which a holder of the number of shares then deliverable upon the exercise of the Share Option would have been entitled upon such arrangement or merger, and the Optionor shall take steps in connection with such arrangement or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, in relation to any securities or property thereafter deliverable upon the exercise of the Option granted hereby. A sale of all or substantially all of the assets of the Corporation for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed to be an arrangement or merger for the foregoing purposes.


                                  ARTICLE FOUR
                          EXERCISE OF THE SHARE OPTION

4.01 The Share Option may be exercised by the Optionee from time to time in whole or in part, in accordance with the provisions hereof by delivery of the option exercise form attached hereto as Schedule "A" to the Optionors and by tendering the payment therefor by wire


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or by certified cheque to the Corporation's counsel in trust, against delivery of certificates representing the Shares to be acquired upon such exercise of the Share Option.

4.02    Upon receiving the option exercise form attached hereto as Schedule "A":

        (a) Liverpool agrees to forthwith deliver a duly endorsed and signature guaranteed certificate evidencing Shares together with corporate resolution of the registered holder and the endorsing party, if applicable, and all such other documentation as may be required by the transfer agent of the Corporation and provide the Corporation with irrevocable instructions to cancel the said certificate and reissue:

               (i) certificates evidencing one-half of the number of Shares indicated upon the exercise form tendered by the Optionee pursuant to Article 4.01 hereof registered in accordance with the instructions provided by the Optionee; and

               (ii) a certificate evidencing the balance of the Shares, if any, not registered pursuant to Article 4.02(a)(i), registered in accordance with the instructions of Liverpool, which shall be delivered along with the proceeds of the exercise in accordance with the instructions of Liverpool, without deduction or setoff.

        (b) Westgate agrees to forthwith deliver a certificate evidencing Shares together with corporate resolution of the registered holder and the endorsing party, if applicable, and all such other documentation as may be required by the transfer agent of the Corporation and provide the Corporation with irrevocable instructions to cancel the said certificate and reissue:

               (i) certificates evidencing one-half of the number of Shares indicated upon the exercise form tendered by the Optionee pursuant to Article 4.01 hereof registered in accordance with the instructions thereby given; and

               (ii) a certificate evidencing the balance of the Shares, if any, not registered pursuant to Article 4.02(b)(i), registered in accordance with the instructions of Westgate, which shall be delivered along with the proceeds of the exercise in accordance with the instructions of Westgate, without deduction or setoff.


                                  ARTICLE FIVE
                                     GENERAL

5.01 Any notice or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered personally or sent by fax, addressed:


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         If to the Optionor:

                  The Liverpool Limited Partnership
                  c/o A.S. & K. Services Ltd.
                  P.O. Box HM 1179
                  Hamilton, Bermuda HMEX
                  Attn:  Ms. Deborah Hendrickson
                  Fax:   011-441-295-5328

                  Westgate International, L.P.
                  c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109
                  Mary Street, Grand Cayman
                  Cayman Islands, BWI
                  Attn:  Mr. Greg Taylor
                  Fax.   (809) 949-7634

         Copy to:

                  Richard Mansouri
                  Stonington Management Corp.
                  712 - 5th Avenue, 36th Floor
                  New York, New York
                  10019
                  Fax:   (212) 974-2092

         If to the Optionee:

                  Red Reef Limited
                  P.O. Box 3152, Road Town,
                  Tortola, British Virgin Islands
                  Fax:   011 44 1481 710091

         Copy to:

                  Xenotech, Inc.
                  c/o Ogilvie and Company
                  1600 Canada Place
                  407 2nd Street SW
                  Calgary, Alberta
                  T2P 2Y3
                  Attn:  Ms. Sara-Lane Sirey
                  Fax:   (403) 262-7896

Any such notice or other communication given as aforesaid shall be deemed to have been effectively given, if sent by fax or other similar form of telecommunications, on the next business day following such transmission or, if delivered, to have been received on the date of such delivery. Any party may change its address for service from time to time by notice given in

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accordance with the foregoing and any subsequent notice shall be sent to the party as its changed address.

5.02 The parties hereto covenant that they shall and will from time to time and at all times hereafter do and perform all such acts and things and execute all such additional documents as may be required to give effect to the terms and intention of this Agreement.

5.03 This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties relating to the subject matter hereof.

5.04 Subject to the other provisions hereof, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

5.05 This Agreement may not be assigned or transferred by the Optionee, except to an affiliated entity or a director, officer or employee of the Corporation.

5.06    Time shall be of the essence of this Agreement.

5.07 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the parties hereto attorn to the jurisdiction of the courts of the Province of Alberta.

5.08 This Agreement may be executed in several counterparts and by original or by facsimile signature, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE LIVERPOOL LIMITED PARTNERSHIP

BY:    LIVERPOOL ASSOCIATES, LTD.
       GENERAL PARTNER

BY:
   ------------------------------------
   PAUL SINGER, PRESIDENT


WESTGATE INTERNATIONAL, L.P.

BY:    MARTLEY INTERNATIONAL, INC.
       ATTORNEY-IN-FACT

BY:
   ------------------------------------
   PAUL SINGER, PRESIDENT


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RED REEF LIMITED


PER:


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                                  SCHEDULE "A"
                              OPTION EXERCISE FORM


TO:           WESTGATE INTERNATIONAL, L.P.
              C/O MIDLAND BANK TRUST CORPORATION (CAYMAN) LIMITED
              P.O. BOX 1109, MARY STREET
              GRAND CAYMAN, CAYMAN ISLANDS
              BRITISH WEST INDIES
              ATTENTION:        GREG TAYLOR
              FAX:     (345) 949-7634

AND:

              THE LIVERPOOL LIMITED PARTNERSHIP
              C/O A.S. & K. SERVICES LTD.
              P.O. BOX HM 1179
              HAMILTON, BERMUDA HMEX
              ATTENTION:        DEBORAH HENDRICKSON
              FAX.     (441) 295-5328

COPY TO:      RICHARD MANSOURI
              STONINGTON MANAGEMENT CORP.
              712 - 5TH AVENUE, 36TH FLOOR
              NEW YORK, NEW YORK
              10019
              FAX:     (212) 974-2092

Red Reef Limited hereby exercises the right to Purchase _______________________ Shares of Xenotech Inc. at purchase price of CDN$_________________ per Share, payment for which is submitted with this Exercise Form pursuant to and in accordance with the terms and conditions of the Option Agreement made as of May 15, 1998 among Westgate International L.P., The Liverpool Limited Partnership and Red Reef Limited.

The Optionee hereby directs that the Shares hereby acquired by this Exercise Form be issued and delivered as follows:

NAME:
                             ---------------------------------------------
ADDRESS IN FULL:
                             ---------------------------------------------

                             ---------------------------------------------

NUMBER OF SHARES
BEING ACQUIRED:
                             ---------------------------------------------

TOTAL EXERCISE
PRICE TENDERED:
                             ---------------------------------------------


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DATED:
                             ---------------------------------------------


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(Signature of Optionee)